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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. (collectively, the "Registrant") on Form 10-K for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Don H. Barden, President and Chief Executive Officer of the Registrant, and Jon S. Bennett, Vice President and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 30, 2004

/s/ Don H. Barden
--------------------------------------------------------
Don H. Barden
Manager, Chairman, President and
Chief Executive Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.

/s/ Jon S. Bennett
--------------------------------------------
Jon S. Bennett
Vice President and Chief Financial Officer
The Majestic Star Casino, LLC and
The Majestic Star Casino Capital Corp.



     A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.